UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Advaxis, Inc. (the “Company”) approved amendments to the employment agreements (the “Amendments”) of Daniel J. O’Connor, the Company’s Chief Executive Officer and President, David J. Mauro, the Company’s Chief Medical Officer, Gregory T. Mayes, the Company’s Chief Operating Officer, Robert G. Petit, the Company’s Chief Scientific Officer, and Sara Bonstein, the Company’s Chief Financial Officer (each an “Executive”).

The Amendments clarify when an Executive is entitled to severance benefits in the event his or her employment is terminated by the Company without cause, by the Executive with good reason, as a result of the Company giving him or her notice that the term of his or her employment agreement will not be renewed, or due to disability. Such severance benefits would include a lump sum severance payment equal to his or her base salary as of his or her termination date, a pro rata target bonus, continuation of health benefits for 12 months and accelerated vesting of stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: April 17, 2015